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                                                                     EXHIBIT 4.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           PENNZOIL PRODUCTS COMPANY


          Pennzoil Products Company (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

          I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the DGCL and has been consented to in writing by the sole stockholder of the Corporation in accordance with Section 228 of the DGCL.

          II. Article I of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

          "The name of this corporation (the "Corporation") is Pennzoil-Quaker State Company."

          IN WITNESS WHEREOF, this Certificate has been executed by an authorized officer of the Corporation on this 29th day of December, 1998.

                                    PENNZOIL PRODUCTS COMPANY


                                    By: /s/ Linda F. Condit
                                       --------------------------------
                                       Linda F. Condit
                                       Vice President and Secretary